SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 2, 2016

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33145 (Commission file number)	36-2257936 (I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)

(940) 898-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition

On February 4, 2016, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter ended December 31, 2015 (the “Earnings Release”).

Item 5.07                   Submission of Matters to a Vote of Security Holders

On February 2, 2016, Sally Beauty Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  The number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 150,952,353 and each share of common stock was entitled to one vote.  The holders of 140,765,372 shares of common stock were present at the Annual Meeting, either in person or by proxy, constituting a quorum.

At the Annual Meeting, the Company’s stockholders acted upon the following matters:

(i)                                    the election of seven directors to the Board of Directors to hold office until the 2017 Annual Meeting of Stockholders; and

(ii)                                the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

The voting results reported below are final.

Proposal 1 — Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2017 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.  The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Christian A. Brickman	135,491,936	1,327,256	3,946,180
Katherine Button Bell	135,459,948	1,359,244	3,946,180
Marshall E. Eisenberg	135,301,253	1,517,939	3,946,180
Robert R. McMaster	135,302,650	1,516,542	3,946,180
John A. Miller	135,306,629	1,512,563	3,946,180
Susan R. Mulder	135,490,596	1,328,596	3,946,180
Edward W. Rabin	135,355,767	1,463,425	3,946,180

Proposal 2 — Ratification of Selection of Auditors

The Board of Director’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was ratified.  The results of the ratification were as follows:

For	Against	Abstain
138,996,537	1,565,578	203,257

Item 7.01                   Regulation FD Disclosure

The Earnings Release also provides an update on the Company’s strategy and business outlook.

Item 8.01                   Other Events

Appointment of Mr. McMaster as Chairman of the Board

In connection with Gary G. Winterhalter’s previously announced retirement as the Company’s Executive Chairman, the Company’s Board of Directors (the “Board”) appointed Robert R. McMaster as the non-executive Chairman of the Board effective February 2, 2016.  Mr. McMaster has served on the Board and as the Chairman of the Audit Committee since 2006. Mr. McMaster has also served as the Company’s Lead Independent Director since 2012. Mr. McMaster is an independent director and, as a result, the Company will no longer have a Lead Independent Director.

In connection with Mr. McMaster’s appointment as Chairman of the Board, the Board approved an amendment to the Company’s Amended and Restated Independent Director Compensation Policy to provide for an annual cash retainer of $100,000 for an independent director serving as the Chairman of the Board.

Executive Committee Composition

Also in connection with Mr. Winterhalter’s retirement from the Board, the Board appointed Christian A. Brickman as a member of the Board’s Executive Committee and appointed John A. Miller as the Chairman of the Executive Committee, in each case effective February 2, 2016.  Mr. McMaster and Marshall E. Eisenberg will continue to serve as the remaining two members of the Executive Committee.

Item 9.01                   Financial Statement and Exhibits

(d)                                 See exhibit index.

All of the information furnished in Items 2.02 and 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

February 4, 2016	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release reporting financial results for the quarter ended December 31, 2015, issued by Sally Beauty Holdings, Inc. on February 4, 2016